EXHIBIT 31.6
CERTIFICATION

I, Toni M. Perazzo, certify that:

1. I have reviewed this report on Form 10-Q/A of AeroCentury Corp.; and

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 14, 2011	By:	/s/ Toni M. Perazzo
Name: Toni M. Perazzo
Title: SVP Finance & Chief Financial Officer